SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                   May 1, 1996
             ------------------------------------------------------
                                 Date of Report
                        (Date of earliest event reported)

                              ARIS INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     New York                        1-4814                    22-1715275
 ---------------                  -----------                ----------------
 (State or other                  (Commission                 (IRS Employer
 jurisdiction of                  File Number)              Identification No.)
 incorporation)

                   475 Fifth Avenue, New York, New York 10017
             ------------------------------------------------------
              (Address of registrant's principal executive offices)

                                 (212) 686-5050
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

     On May 1, 1996, the Registrant and Heller Financial, Inc. ("Heller") entered into a Fifth Amendment to the Senior Secured Note Agreement dated as of June 30, 1993 between the Registrant and Heller, which amendment adjusted certain financial covenants and modified the amortization schedule so that they would be more advantageous to Registrant, and provided for Heller to loan to Aris the amounts necessary to pay scheduled quarterly interest under such note agreement for the period May 6, 1996 through November 4, 1996 inclusive, with such additional loan to be repaid February 3, 1997. In addition, on May 1, 1996,
(a) the Registrant and BNY Financial Corporation("BNY") entered into an amendment whereby scheduled quarterly interest payments under the Series A Junior Secured Note Agreement dated June 30, 1993 between Registrant and BNY for the period May 6, 1996 through February 3, 1997 inclusive would not be paid in cash but instead would be added to principal and (b) the Registrant and AIF-II, L.P.("AIF-II") entered into an amendment whereby scheduled quarterly interest payments under the Series B Junior Secured Note Agreement dated June 30, 1993 between Registrant and AIF-II for the period May 6, 1996 through February 3, 1997 inclusive would not be paid in cash but instead would be added to principal.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

10.92 Fifth Amendment dated May 1, 1996 to Senior Secured Note Agreement dated as of June 30, 1993 between Registrant and Heller Financial, Inc.

10.93 Consent dated May 1, 1996 to Series A Junior Secured Note Agreement dated as of June 30, 1993 between Registrant and BNY Financial Corporation.

10.94 Consent dated May 1, 1996 to Series B Junior Secured Note Agreement dated as of June 30, 1993 between Registrant and AIF-II, L.P.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ARIS INDUSTRIES, INC.

                                              By: /s/ Paul Spector
                                                  -------------------------
                                                  Paul Spector
                                                  Senior Vice President and
                                                  Chief Financial Officer

Date: May 1, 1996

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